Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284626

PROSPECTUS SUPPLEMENT

(to the Prospectus dated February 10, 2025)

Up to $5,795,000 of Common Stock

On July 1, 2025, Blackboxstocks Inc. entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Alexander Capital, L.P. as selling agent (“Alexander Capital” or the “Sales Agent”), relating to shares of our common stock, par value $0.001 per share (“Common Stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our Common Stock from time to time through the Sales Agent having an aggregate offering price of up to $5,795,000.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BLBX.” On June 27, 2025, the last reported sale price of our Common Stock on Nasdaq was $5.90 per share.

As of June 16, 2025, a date within 60 days of the date of this prospectus supplement, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates, or public float, was approximately $17,375,606 based on 3,647,474 outstanding shares of Common Stock, of which approximately 2,679,089 shares are held by non-affiliates, and a per share price of $6.49, based on the last sale price of our Common Stock on June 16, 2025. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of June 16, 2025, is equal to approximately $5,795,763. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the common stock under the ATM Agreement. The offering of our common stock pursuant to the ATM Agreement will terminate upon the sale of Common Stock in an aggregate offering amount equal to $5,795,000, or sooner if either we or the Sales Agent terminate the ATM Agreement.

The Sales Agent will receive a commission of 3.0% of the gross proceeds of the sales price per share for any shares sold under the ATM Agreement, as further described under “Plan of Distribution.” The net proceeds from any sale under this prospectus supplement and the accompanying prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. In connection with the sale of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Alexander Capital L.P.

The date of this prospectus supplement is July 1, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 (File No. 333-284626) that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Common Stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $5,795,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, contained in or incorporated by reference into the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Sales Agent have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the Sales Agent does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our Common Stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Blackboxstocks design logo and the Blackboxstocks mark appearing in this prospectus supplement and the accompanying prospectus are the property of Blackboxstocks Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Blackboxstocks” refer to Blackboxstocks Inc., a Nevada corporation, and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectuses, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectuses are based upon our current expectations and beliefs concerning future developments and their potential effects upon us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our merger transaction with REalloys, Inc., our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus, including the section titled “Risk factors” contained in this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview of Business

Blackboxstocks Inc., a Nevada corporation, is a holding company that serves as the parent of our operating subsidiary, Blackbox.io Inc., a Delaware corporation.

Blackbox.io Inc., a Delaware corporation and wholly owned operating subsidiary of Blackboxstocks Inc., is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Its web-based software (the “Blackbox System”) employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Its Blackbox System continuously scans the NASDAQ, NYSE, CBOE, and other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. The Blackbox System also provides its users with a fully interactive social media platform that is integrated into its dashboard, enabling its users to exchange information and ideas quickly and efficiently including the ability to broadcast on their own channels to share trading strategies and market insight within the Blackbox community.

The Blackbox System web application was launched for domestic use and made it available to subscribers in September 2016. Subscriptions for the use of the Blackbox System web application are sold on a monthly and/or annual subscription basis to individual consumers through the Blackboxstocks website at https://blackboxstocks.com.

The REalloys Merger

Agreement and Plan of Merger

On March 10, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RABLBX Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and REalloys Inc., a Nevada corporation (“REalloys”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, REalloys will merge with and into Merger Sub, Merger Sub will cease to exist and REalloys will become a wholly-owned subsidiary of the Company (the “Merger”). At the closing of the Merger (the “Closing”), the holders of capital stock and outstanding instruments convertible into or exercisable for capital stock of REalloys will receive shares of common and preferred stock of the Company, $0.001 par value, based on an exchange ratio formula in the Merger Agreement (the “Exchange Ratio”) or as otherwise agreed to in the Merger Agreement, which is subject to adjustment in the event the parties raise capital in excess of certain thresholds. Immediately following Closing, based upon the Exchange Ratio, pre-Closing stockholders of the Company are expected to collectively retain approximately 7.3% of the post-Close aggregate common stock of the Company, par value $0.001 (the “Company Common Stock”) and holders of REalloys capital stock and instruments convertible into or exercisable for capital stock of the REalloys will receive as merger consideration newly issued shares of Company Common Stock representing approximately 92.7% of the post-Close aggregate as common and preferred stock of the Company.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and the REalloys, including, among others, (i) covenants requiring each of the Company and REalloys to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Closing or earlier termination of the Merger Agreement, subject to certain exceptions, (ii) a covenant prohibiting the Company from engaging in certain kinds of transactions during such period (without the prior written consent of the REalloys), and (iii) a covenant restricting Company and REalloys from activities relating to the soliciting, initiating, encouraging, inducing or facilitating the communication, making, submission or announcement of any alternative acquisition proposals or inquiries.

The Merger Agreement also requires the Company, in cooperation with the REalloys, to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement relating to a Company stockholder meeting to be held in connection with the Merger (the “Registration Statement”) pursuant to which shares of Company Common Stock will be registered under the Securities Act of 1933, as amended (the “Securities Act”), to be issued by virtue of the Merger and the contemplated transactions thereunder. The Company shall use commercially reasonable efforts to (i) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) respond promptly to any comments or requests of the SEC or its staff related to the Registration Statement. In addition, under the Merger Agreement, the parties agreed to other customary provisions including (i) obtaining requisite stockholder approval to consummate the Merger and the contemplated transactions thereunder, (ii) obtaining regulatory approvals from relevant governmental authorities, (iii) indemnifying the directors and officers of the Company for a period of six years following the Closing, (iv) completing certain disclosure obligations required by the SEC and listing requirements promulgated by the Nasdaq Capital Market (“Nasdaq”), (v) electing or appointing to the positions of officers and directors of Company and the surviving corporation certain persons designated by REalloys, (vi) executing employment agreements between the Company and Lipi Sternheim and David Argyle, (vii) Company adopting a new stock incentive plan reserving not more than 15% of the fully-diluted, outstanding interest of the Company immediately following the Merger for issuance, and (viii) allocating funds received by Company pursuant to sales, issuances, grants or other dispositions of Company Common Stock, during the period between the Merger Agreement and Closing, under that certain Registration Statement on Form S-3 (File No. 333-284626) filed with the SEC on January 31, 2025 which became effective on February 10, 2025.

Closing of the Merger is subject to various customary closing conditions. Each party’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are conditioned upon (i) the effectiveness of the Registration Statement on Form S-4, (ii) expiration or termination of applicable regulatory waiting periods, (iii) no restraints from any governmental authority preventing the consummation of the contemplated transactions under the Merger Agreement, (iv) the Company and REalloys obtaining their respective requisite stockholder votes to consummate the transactions contemplated by the Merger Agreement, (v) Nasdaq’s approval of the Company’s Nasdaq listing application for the post-Merger entity, (vi) execution of Lock-Up Agreements (as further described below), (vii) execution of a Stock Purchase Agreement by and between Gust Kepler and Lipi Sternheim whereby Gust Kepler shall agree to sell 1,634,999 shares of Company Series A Convertible Preferred Stock to Lipi Sternheim contingent upon and effective concurrently with Closing, and (viii) the filing of an amendment to Company’s charter with the Secretary of State of the State of Nevada, containing such amendments necessary to consummate the transactions contemplated by the Merger Agreement. Company’s and Merger Sub’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as REalloys having sufficient stockholder’s equity as necessary for the Company to meet Nasdaq listing requirements. REalloys’ obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as (i) the Company’s execution of the Option Agreement (as further described below), (ii) the Company’s consummation of a Company Financing and issuance of $2,300,000 of Additional Debentures to the satisfaction of the REalloys (as further described below), (iii) the Company having Net Cash (as defined in the Merger Agreement) equal to or in excess of negative $2.69 million, and (iv) the Company filing the Certificate of Designations establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock (as further described below).

Following the Closing, the Company is expected to be renamed “REalloys Inc.,” and it is expected that the shares of Company Common Stock will continue to be listed on Nasdaq.

Palladium Capital Group, LLC served as the exclusive financial advisor in connection with the above transactions.

Stockholder Support Agreements

As a condition to the parties’ execution of the Merger Agreement, Gust Kepler, a director and the President and Chief Executive Officer of the Company, who holds shares of Company Common Stock and Series A Convertible Preferred Stock, executed a Stockholder Support Agreement (the “Company Stockholder Support Agreement”), pursuant to which Mr. Kepler agreed to vote his shares of Company Common Stock and Series A Convertible Preferred Stock in favor of (i) the approval of the Merger Agreement and transactions contemplated therein, (ii) if deemed necessary by the Company, an amendment to the Company’s certificate of incorporation to effect a forward or reverse split of the outstanding Company Common Stock if necessary, (iii) the issuance of Company Common Stock in accordance with Nasdaq Listing Rule 5635, and (iv) against any competing proposals. In addition, as a condition to the parties’ execution of the Merger Agreement, holders of at least 50.1% of the outstanding shares of capital stock of the REalloys executed a Stockholder Support Agreement (the “REalloys Stockholder Support Agreements”), pursuant to which such holders agreed to vote all of their shares of capital stock of the REalloys in favor of the approval of the Merger Agreement and transactions contemplated therein.

Lock-Up Agreements

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, all officers, directors and stockholders of the REalloys will execute lock-up agreements (the “Lock-Up Agreements”), which among other things (i) prohibit such parties from engaging in certain sale and other transfer transactions relating to the Company Common Stock and securities convertible, exercisable or exchangeable therefor, without the prior written consent of the Company for a period of 180 days after the Closing and (ii) for 180 days thereafter, further prohibits such parties from engaging certain transactions representing more than 10% of each party’s record or beneficial ownership of the Company in any one month.

Option Agreement

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, Company and Gust Kepler will execute an Option Agreement in substantially the form attached as Exhibit D to the Merger Agreement (the “Option Agreement”), pursuant to which Parent shall have the right to call for redemption and Gust Kepler shall have the right to cause Company to redeem all of the issued and outstanding Series A Convertible Preferred Stock of Parent held by Gust Kepler in exchange for shares of Series A Convertible Preferred Stock of Blackbox.io, Inc. (“Blackbox Operating”), a Delaware corporation and wholly owned subsidiary of Parent, which was organized to conduct historical operations of Parent.

Contingent Value Rights Agreements

At the Closing, the Company, a representative of the Company stockholders, and a to be appointed Rights Agent, will enter into a Contingent Value Rights Agreement (the “CVR Agreement”). Pursuant to the Merger Agreement and the CVR Agreement, each share of Company Common Stock held by Parent stockholders as of a record date immediately prior to the Closing will receive a dividend of one contingent value right (“CVR”) entitling such holders to receive, in connection with certain transactions involving Blackbox Operating (a “CVR Transaction”), an amount equal to the net proceeds actually received by the Company at the closing of such transaction. A CVR Transaction is generally a transaction pursuant to which (i) the Company or Blackbox Operating grants, sells, licenses or otherwise transfers some or all of the rights to the Blackbox Operating assets, or other monetizing event of all or any part of the Blackbox Operating assets and (ii) the Company receives or Blackbox Operating determines to distribute net proceeds from such transaction as a dividend to its stockholders.

The CVR payment obligations will expire the date that is 24 months following the Closing. The CVRs will not be transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. There is no guarantee that any CVR Transaction or payment pursuant thereto will be earned.

Certificate of Designations for Series C Preferred Stock

Under the terms of the Merger Agreement, as a condition to Closing, the Company will file a Series C Certificate of Designations with the Secretary of State of the State of Nevada establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock, par value $0.001 per share, stated value $3,000 per share, which is expected to be issued as partial consideration in the Merger. Under the agreed form of the Series C Certificate of Designations, all shares of capital stock of the Company rank pari passu or junior to the Series C Preferred Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series C Preferred Stock is convertible into shares of Company Common Stock at the election of the holder at any time at a conversion price to be equal to 100% of the lesser of (i) the closing price of the Company Common Stock on the trading day immediately prior to the closing of the Merger and (ii) the closing price of the Company Common Stock on the date the Companies obtain stockholder approval for issuance of the Series C Preferred Stock and Company Common Stock into which it convert (the “Series C Stockholder Approval”). The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). At any time after issuance of the Series C Preferred Stock, to the extent the Company raises capital in any financing with gross proceeds in excess of $3 million, the Company is required to use one-third of such gross proceeds to redeem all or any portion of the Series C Preferred Stock then outstanding. The amortization payments due upon such redemption are payable by the Company in cash at a price equal to the product of (i) 110% and (ii) the stated value of the shares of Series C Preferred Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series C Preferred Stock.

The holders of the Series C Preferred Stock are entitled to dividends of 2.5% per annum, compounded each calendar month, which are payable in arrears monthly in cash, “in kind” in the form of additional shares of Series C Preferred Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the Series C Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series C Certificate of Designations and described below), the Series C Preferred Stock accrues dividends at a rate of 15% per annum. Upon conversion or redemption, the holders of shares of Series C Preferred Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that stated value of such Series C Preferred Stock remained outstanding through and including the date of conversion or redemption of all the shares of Series C Preferred Stock. The holders of Series C Preferred Stock are entitled to vote with holders of the Company Common Stock on an as-converted basis, with the number of votes to which each holder of Series C Preferred Stock is entitled to be calculated as the stated value of such share of Series C Preferred Stock divided by the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the Subscription Date (as defined in the Series C Certificate of Designations), subject to certain beneficial ownership limitations as set forth in the Series C Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization payments and dividend make-whole payments using shares of Company Common Stock is subject to certain limitations set forth in the Series C Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Series C Stockholder Approval. Further, the Series C Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Company Common Stock issuable upon conversion of the Series C Preferred Stock or as part of any amortization payment or dividend make-whole payment under the Series C Certificate of Designations.

The Series C Certificate of Designations includes certain Triggering Events (as defined in the Series C Certificate of Designations), including, among other things, the suspension from trading or failure of the Company Common Stock to be trading or listed on an Eligible Market (as defined in the Series C Certificate of Designations) for a period of five consecutive trading days and the Company’s failure to pay any amounts due to the holders of Series C Preferred Stock when due. In connection with a Triggering Event, each holder of Series C Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s shares of Series C Preferred Stock at a premium set forth in the Series C Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the maturity of indebtedness, preservation of existence, maintenance of properties, maintenance of insurance, transactions with affiliates, among other matters.

There is no established public trading market for the Series C Preferred Stock and the Company does not intend to list the Series C Preferred Stock on any national securities exchange or nationally recognized trading system.

As described below, Series C Preferred Stock will be issued upon consummation of the Merger as consideration for certain outstanding shares of Series X Stock (as defined below) of REalloys and, at the option of the holders of the Additional Debenture issued in connection with the Company Financing (described below), in exchange for satisfaction of certain Company obligations under the terms of the Additional Debenture.

REalloys Financing

Securities Purchase Agreement

In connection with the Merger, REalloys entered into a Securities Purchase Agreement (the “REalloys Purchase Agreement”), dated as of March 6, 2025, with Five Narrow Lane LP (the “Buyer”), pursuant to which REalloys agreed to sell to the Buyer (i) an aggregate of 5,000 shares of REalloys’ Series X Preferred Stock, par value $0.0001 per share (the “Series X Stock”), with a stated value of $1,000 per share (the “Stated Value”) and (ii) warrants (the “REalloys Warrants”) to acquire up to 5,000,000 shares of common stock of REalloys, par value $0.0001 per share (the “REalloys Common Stock”) (collectively, the “REalloys Financing”). REalloys will also issue to the Buyer an aggregate number of shares of REalloys Common Stock representing 5.0% of the fully diluted outstanding capital of REalloys (the “Commitment Shares”), which shall be adjusted as necessary immediately prior to the consummation of the Merger to the extent that the Commitment Shares represent less than 5.0% of the fully diluted outstanding capital of REalloys. The aggregate gross proceeds from the REalloys Financing were $5,000,000 (or up to $55,000,000 if the REalloys Warrants are exercised in full for cash). REalloys expects to use the net proceeds from the REalloys Financing for general corporate purposes and for transaction expenses incurred in connection with the Merger.

The REalloys Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the REalloys Purchase Agreement were made solely for the benefit of the parties to the REalloys Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The closing of the REalloys Financing occurred on March 10, 2025. The REalloys Financing was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Buyer has represented to REalloys that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series X Stock and REalloys Warrants were offered without any general solicitation by the Company or its representatives.

Certificate of Designations of Series X Preferred Stock

The terms of the Series X Stock are set forth in a certificate of designations (the “REalloys Certificate of Designations”) which will be filed with the Secretary of State of Nevada prior to the closing of the REalloys Purchase Agreement. All shares of capital stock of REalloys rank pari passu or junior to the Series X Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of REalloys. At any time after issuance of the Series X Stock, to the extent (i) the Merger Agreement is terminated for any reason before the Merger is consummated and (ii) REalloys raises capital in any financing, REalloys is required to use 50% of the aggregate gross proceeds from such financing to redeem all or any portion of the Series X Stock then outstanding. The amortization payments due upon such redemption are payable by REalloys in cash at a price equal to the product of (i) 110% and (ii) the Stated Value of the shares of Series X Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series X Stock.

The holders of the Series X Stock are entitled to dividends of 8.0% per annum, compounded each calendar quarter, which are payable in arrears quarterly on the Maturity Date (as defined in the REalloys Certificate of Designations) in cash, “in kind” in the form of additional shares of Series X Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the REalloys Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the REalloys Certificate of Designations and described below), the Series X Stock accrues dividends at a rate of 15% per annum. Upon redemption or other repayment, the holders of shares of Series X Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the Stated Value of such Series X Stock remained outstanding through and including the date of redemption of all the shares of Series X Stock. The holders of Series X Stock are entitled to vote with holders of the REalloys Common Stock on an as-converted basis, with each share of Series X Stock entitling the holder thereof to cast one vote per share of Series X Stock.

The REalloys Certificate of Designations includes certain Triggering Events (as defined in the REalloys Certificate of Designations), including, among other things, REalloys’ failure to pay any amounts due to the holders of Series X Stock when due. In connection with a Triggering Event, each holder of Series X Stock will be able to require REalloys to redeem in cash any or all of the holder’s shares of Series X Stock at a premium set forth in the REalloys Certificate of Designations.

REalloys will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, restricted payments and investments, restrictions on redemption and cash dividends, restrictions on transfer of assets, the maturity of indebtedness, change in nature of business, preservation of existence, maintenance of properties, intellectual property and insurance, transactions with affiliates, restricted issuances and restrictions on acquisitions, among other matters. There is no established public trading market for the Series X Stock and REalloys does not intend to list the Series X Stock on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, each share of Series X Stock outstanding will be converted solely into the right to receive shares of the Company’s Series C Preferred Stock at a ratio of 1 to 1.

Warrants

The REalloys Warrants are exercisable for shares of REalloys Common Stock immediately upon issuance, at an exercise price of $10.00 per share (the “Exercise Price”) and expire two years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like. There is no established public trading market for the REalloys Warrants and REalloys does not intend to list the REalloys Warrants on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, the REalloys Warrants are to be assumed by the Company at Closing and will be exercisable for the purchase of Company Common Stock in an amount and at an adjusted Exercise Price based upon the Exchange Ratio.

Company Financing

Securities Purchase Agreement

On January 17, 2025, the Company entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with Five Narrow Lane LP (the “Purchaser”), and Five Narrow Lane LP, as collateral agent for the Purchaser (the “Agent”), pursuant to which the Purchaser agreed to purchase from the Company a senior debenture having an aggregate principal amount of $250,000 (the “Initial Debenture”) and an amended and restated senior secured convertible debenture having an aggregate principal amount of up to $2,000,000 (the “Additional Debenture”, and together with the Initial Debenture, the “Debentures”) upon certain closing conditions applicable to the Initial Debenture and Additional Debenture, respectively.

The closing of the Initial Debenture (the “Initial Closing”) took place on January 17, 2025. The closing of the Additional Debenture (the “Additional Closing”), was agreed to take place upon satisfaction of certain customary closing conditions outlined in the Original Purchase Agreement, including, but not limited to, the execution and delivery of (i) a Security Agreement (as further described below), (ii) a Subsidiary Guarantee (as further described below), (iii) a Registration Rights Agreement (as further described below), and (iv) a Merger Agreement (as further described below).

The Original Purchase Agreement contains customary representations, warranties, covenants, confidentiality and indemnification obligations customary for a transaction of the size and type contemplated by the Original Purchase Agreement. The Original Purchase Agreement also provides that, so long as the Debentures remain outstanding, each holder of the Securities shall have “most favored nation” status with respect to any debt or equity financing (including, without limitation, the issuance of convertible debt and equity securities of any nature) obtained by the Company.

Initial Debenture

The Initial Debenture bore interest at a rate of 7.00% per annum and matured on the earlier to occur of the date on which a definitive agreement relating to any “Merger Transaction” (as defined in the Original Purchase Agreement) (the “Merger Agreement”) was duly executed by the parties signatory thereto (the “Initial Debenture Trigger Date”) or March 15, 2025 (the “Initial Debenture Maturity Date”). At any time prior to the Initial Debenture Maturity Date, the Company could elect to prepay all or a portion of the outstanding amounts due under the Initial Debenture.

On the Initial Debenture Trigger Date, the Company agreed to pay in cash to the Purchaser of the Initial Debenture the outstanding principal amount of the Initial Debenture, together with all accrued and unpaid interest thereon, an exit fee in an amount equal to 15% of the outstanding principal amount of the Initial Debenture and any other amounts due thereunder; provided that, if the “Trigger Conditions” are satisfied as of the Initial Debenture Trigger Date, it was agreed that the Initial Debenture would be exchanged for an Additional Debenture. As defined in the Initial Debenture, “Trigger Conditions” meant (a) no event of default has occurred or is continuing or would result from the effectiveness of the Merger Transaction, (b) no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a material adverse effect or to result in a material adverse effect from the effectiveness of the Merger Transaction, (c) the Company has executed and delivered such documents as the holder may reasonably request in connection with the exchange of the Initial Debenture for the Additional Debenture, and (d) the satisfaction of any additional covenants and conditions set forth in the Original Purchase Agreement.

The Initial Debenture also included customary negative and affirmative covenants, as well as events of default, the occurrence of which would cause the Initial Debenture to bear interest at a default rate of 18% per annum.

Amendment to Securities Purchase Agreement; A&R Initial Debenture

On January 27, 2025, the Company, the Purchaser and the Agent entered into an Amendment to Securities Purchase Agreement (the “Amendment”, and together with the Original Purchase Agreement, the “Purchase Agreement”) to, among other things, increase the aggregate principal and subscription amount of the Initial Debenture and Additional Debenture to up to $550,000 and $2,300,000, respectively. The Amendment amended certain provisions within the Purchase Agreement to reflect such increase in the aggregate principal and subscription amounts of the Debenture. On same date, the Company issued to the Purchaser an Amended and Restated Debenture due the Earlier of the Trigger Date and March 15, 2025, in the aggregate principal amount of $550,000 (the “A&R Initial Debenture”).

Additional Closing; Additional Debenture

On March 10, 2025, the Company consummated the Additional Closing (the “Additional Closing Date”). At the Additional Closing, the A&R Initial Debenture was exchanged for the Amended and Restated Senior Secured Convertible Debenture Due the Earlier of the Trigger Date and January 17, 2026 (the “Additional Debenture Maturity Date”), in the principal amount of $1,050,000, where “Trigger Date” means the date on which the transactions contemplated by the Merger Agreement are consummated, which debenture constitutes an Additional Debenture pursuant to the Purchase Agreement. The obligations of the Company under the Additional Debenture constitute senior indebtedness secured by a first priority security interest on substantially all of the assets of the Company.

The Additional Debenture bears interest at a rate of 7.00% per annum. At any time prior to the Additional Debenture Maturity Date, the Company can, upon Purchaser’s prior written consent, prepay all or a portion of the outstanding principal due under the Additional Debenture, plus (i) accrued and unpaid interest thereon, plus (ii) the exit fee, and plus (iii) all other sums, if any, that shall have become due and payable thereunder.

At any time after the original issuance date, the Additional Debenture is convertible into shares of common stock of the Company at the initial conversion price of $5.46, subject to customary adjustments for reverse splits and anti-dilution protections, provided that the conversion shall at no time be lower than the floor price of $5.00 per share.

On the Trigger Date, the Company shall, at the option of the Company, either (i) pay to the Purchaser in cash all or a portion of the principal amount of the Additional Debenture outstanding on the Trigger Date, together with all accrued and unpaid interest thereon, the exit fee and any other amounts due hereunder or (ii) issue to the Purchaser such number of shares of Series C Preferred Stock of the Company, for aggregate stated value equal to: (x) 3.0 multiplied by (y) all, or such portion, as applicable, of the principal amount of the Additional Debenture outstanding on the Tigger Date, after giving effect to any repayment pursuant to foregoing clause (i), together with all accrued and unpaid interest thereon, the exit fee and other amount due hereunder. In case the Company elects the option specified in the foregoing clause (i), the Company shall deliver on a date that is at least 5 Trading Days before such Trigger Date a written notice (a “Trigger Date Repayment Notice”) to the Purchaser of its irrevocable election to repay all or a portion of the outstanding principal amount of the Additional Debenture plus (i) accrued and unpaid interest thereon, plus (ii) the exit fee, and plus (iii) all other sums, if any, that shall have become due and payable (collectively, the “Trigger Date Repayment Amount”) for cash on the Trigger Date (the period from the date of such Trigger Date Repayment Notice to the Trigger Date, the “Repayment Period”). For the avoidance of doubt, the Purchaser may elect to convert all or a portion of the outstanding principal amount of the Additional Debenture, from time to time, prior to the Trigger Date and the Company must honor all conversions occurring by virtue of one or more Notices of Conversion of the Purchaser during the Repayment Period.

The Additional Debenture also includes customary negative and affirmative covenants, as well as events of default, the occurrence of which will cause the Additional Debenture to bear interest at a default rate of 18% per annum.

On April 24, 2025, the Additional Debenture was increased by $750,000 as a result of the Company filing a registration statement on Form S-4 in connection with the Merger. On June 18, 2025 the Additional Debenture was increased by $250,000 as an advance against the $500,000 tranche due upon the Registration Statement being declared effective by the SEC. A total of $250,000 has yet to funded upon the Securities Purchase Agreement and is due upon the Registration Statement being declared effective by the SEC.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, on the Additional Closing Date, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Company filed a registration statement on Form S-3 as required and the registration statement was declared effective by the SEC on May 5, 2025.

Security Agreement

Pursuant to the terms of the Purchase Agreement, on the Additional Closing Date, the Company, Blackbox.io Inc., a wholly-owned subsidiary of the Company (the “Subsidiary” or “Blackbox Operating”), and the Agent entered into a Security Agreement (the “Security Agreement”) which grants the Agent and Purchaser a first priority security interest in substantially all of the assets of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Additional Debenture. Pursuant to the Security Agreement, the Subsidiary will act as a guarantor with respect to the Company’s obligations under the Additional Debenture.

Subsidiary Guarantee

Pursuant to the terms of the Purchase Agreement, on the Additional Closing Date, our Subsidiary entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”) in favor of the Purchaser, pursuant to which the Subsidiary agreed to guarantee all of the Company’s obligations under the Additional Debenture.

Placement Agent Agreement

Palladium Capital Group, LLC (the “Placement Agent”) served as our exclusive financial advisor in connection with the sale and issuance of the Additional Debenture described above, pursuant to a Placement Agent Agreement entered into by and between the Company and the Placement Agent dated as of January 10, 2025 (the “Placement Agent Agreement”). The Company agreed to pay a placement agent fee upon closing of the Debentures an amount equal to 8% of the gross proceeds from the sale of the Debentures.

Such fee was paid through the issuance of a Senior Convertible Debenture Due the Earlier of the Trigger Date and January 17, 2026 in the principal amount of up to $184,000. The Placement Agent Debenture has substantially the same terms as the Additional Debenture, except that the Placement Agent Debenture is unsecured. Palladium Capital Group will also receive a warrant equal for 33,700 shares at an exercise of $5.46 per share.

Pursuant to the Placement Agent Agreement, we issued the Placement Agent a Senior Convertible Debenture Due the Earlier of the Trigger Date and January 17, 2026 in the principal amount of up to $184,000. The Placement Agent Debenture has substantially the same terms as the Additional Debenture, except that the Placement Agent Debenture is unsecured.

Private Placement of Consultant Shares

On March 25, 2025 the Company entered into a Consulting Agreement with Eadwacer Holdings, LLC (the “Consultant”) pursuant to which the Consultant provides general business development and financial advisory services to the Company on a non-exclusive basis. The Consulting Agreement has a term of six months and is automatically renewable for an additional six months unless the Company elects to cancel the agreement. As fees for the services rendered under the Consulting Agreement, the Company agreed to issue the Consultant 30,000 shares of Common Stock. The Company has subsequently agreed to register the Consultant Shares under this registration statement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes–Oxley Act of 2002, as amended (the “Sarbanes–Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, and our telephone number is (972) 726-9203. The Blackboxstocks website is https://blackboxstocks.com. The information on, or that can be accessed through, its website is not part of this prospectus supplement. We have included our website address as an inactive textual reference only.

THE OFFERING

Common Stock Being Offered	Shares of our Common Stock having an aggregate offering price of up to $5,795,000.
Common Stock to be outstanding immediately after this offering (1)

Up to 4,629,677 shares, assuming sales of 982,203 shares of our Common Stock in this offering at an offering price of $5.90 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on June 27, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made from time to time by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act. The Sales Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as our Sales Agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the ATM Agreement. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement.

Use of Proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including operating expenses and capital expenditures. See “Use of Proceeds.”
Nasdaq Capital Market Ticker Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BLBX.”
Risk Factors

An investment in our company involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of Common Stock to be outstanding after this offering is based on 3,647,474 shares of our Common Stock outstanding as of June 27, 2025, which excludes the following as of such date:

●	3,269,998 shares of Series A Preferred Stock which are currently convertible into 654,000 shares of our Common Stock;
●	$2,050,000 of Additional Debenture principal that is convertible into shares of our Common Stock at the rate of $5.46 per share;
●	Stock options issued pursuant to our 2021 Incentive Stock Plan, as amended, for 137,625 shares of Common Stock at an average exercise price of $9.08 per share; and
●	Warrants to purchase 122,213 shares of our Common Stock at an average exercise price of $11.68 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as modified by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC. In addition, you should carefully consider the supplemental risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock, including sales pursuant to the ATM Agreement or the availability of our Common Stock for future sale, will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders, including purchasers of Common Stock in this offering. In addition, future sales or issuances of substantial amounts of our Common Stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering. In addition, we have a significant number of shares of Common Stock or securities convertible or exchangeable for our Common Stock outstanding and similar instruments expected to be issued in connection with the REalloys Merger. To the extent that such instruments have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock has fluctuated, and may continue to fluctuate significantly in response to many factors, some of which may be beyond our control, including:

●	the consummation of the REalloys Merger;
●	actual or anticipated variations in our operating results;
●	changes in our cash flows from operations or earnings;
●	additions or departures of key management personnel;
●	actions by significant stockholders;
●	market rumors;
●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
●	speculation in the press or investment community;
●	the passage of legislation or other regulatory developments that adversely affect us or our industry;
●	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
●	general market and economic conditions; and
●	the effect of a potential “short squeeze” due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

We will have broad discretion in determining the specific uses of the remaining net proceeds from the sale of the Common Stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

We have a history of losses, we expect to continue to incur losses and we may not achieve or sustain profitability in the future.

We have incurred significant losses in each fiscal year since our inception. We experienced a consolidated net loss for the years ended December 31, 2024 and December 31, 2023 of $3.471 million and $4.664 million, respectively. You should not consider our historical revenue levels or operating expenses prior to recent periods as indicative of our future performance. Key elements of our growth strategy include acquiring new customers and continuing to innovate and expand our product offerings. As a result, our operating expenses may increase in the future due to expected increased sales and marketing expenses, operating costs, research and development costs and general and administrative costs and, therefore, our operating losses may continue or even potentially increase for the foreseeable future. In addition, as a public company we incur significant legal, accounting and other expenses, including, but not limited to additional costs in resolving our existing legal matters. Our efforts to grow our business may be costlier than we expect and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for many reasons, including the other risks described in this prospectus supplement and unforeseen expenses, difficulties, complications and delays and other unknown events. We cannot assure you that we will reach profitability in the future or at any specific time in the future or that, if and when we do become profitable, we will sustain profitability. If we are ultimately unable to generate sufficient revenue to meet our financial targets, become profitable and have sustainable positive cash flows, investors could lose their investment.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $5,795,000 from time to time in this offering. We estimate that the net proceeds to us from this offering will be approximately $5,566,150 after deducting the Sales Agent’s commissions. There can be no assurance that we will sell any shares of Common Stock or fully utilize the ATM Agreement as a source of financing.

We currently expect to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for working capital and general corporate purposes, which may include operating expenses and capital expenditures. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest-bearing depository accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the securities being offered in this offering and does not purport to be a complete description of the rights and obligation of the parties thereunder.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities that May Be Offered” beginning on page 6 of the accompanying prospectus and are incorporated herein by reference.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

DILUTION

If you invest in our Common Stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Common Stock in this offering and the adjusted net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book value of our Common Stock as of March 31, 2025 was approximately $4,667,879, or $1.30 per share, based on 3,602,874 shares of Common Stock outstanding at March 31, 2025.

After giving effect to our sale in this offering of shares of our Common Stock in the aggregate amount of $5,795,000 at an assumed offering price of $5.90 per share (the last reported sale price of our Common Stock on the Nasdaq Capital Market on June 27, 2025) and after deducting the Sales Agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $10,234,029, or $2.23 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and immediate dilution in net tangible book value of $3.67 per share to new investors purchasing our Common Stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$5.90
Historical net tangible book value per share as of March 31, 2025	$1.30
Increase in net tangible book value per share attributable to this offering	$0.93
As adjusted net tangible book value per share after this offering		$2.23
Dilution per share to new investors		$3.67

The table above assumes for illustrative purposes that an aggregate of 982,203 shares of our Common Stock are sold at a price of $5.90 per share, for aggregate gross proceeds of approximately $5,795,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $5.90 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $5,795,000 is sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $4.60 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $5.90 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $5,795,000 is sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $2.76 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of Common Stock to be outstanding after this offering is based on 3,602,874 shares of our Common Stock outstanding as of March 31, 2025, which excludes the following as of such date:

●	30,000 shares of Common Stock issued to Eadwacer Holdings, LLC as fees under a consulting agreement.
●	3,269,998 shares of Series A Preferred Stock which are currently convertible into 654,000 shares of our Common Stock;
●	$2,050,000 of Additional Debenture principal that is convertible into shares of our Common Stock at the rate of $5.46 per share;
●	Stock options issued pursuant to our 2021 Incentive Stock Plan, as amended, for 150,125 shares of Common Stock at an average exercise price of $8.63 per share; and
●	Warrants to purchase 122,213 shares of our Common Stock at an average exercise price of $11.68 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Alexander Capital, under which we may from time to time issue and sell to or through Alexander Capital, acting as Sales Agent, shares of our Common Stock having an aggregate offering price of up to $5,795,000. Sales of Common Stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, or, if expressly authorized by us, in privately negotiated transactions.

As Sales Agent, Alexander Capital will offer our Common Stock at prevailing market prices subject to the terms and conditions of the ATM Agreement as agreed upon by us and Alexander Capital. Under the ATM Agreement, pursuant to transaction notices we may issue to Alexander Capital from time to time, we will designate a number of shares which we desire to sell, the time period during which sales are requested to be made, and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, Alexander Capital will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the shares of Common Stock requested to be sold by us. We or Alexander Capital may suspend the offering of the Common Stock being made through Alexander Capital under the ATM Agreement upon proper notice to the other party. Alexander Capital will not engage in any transactions that stabilize the price of our Common Stock.

Unless otherwise specified in the applicable transaction notice, settlement for sales of our Common Stock will occur on the first trading day following the time at which an acquiror of Common Stock entered into a contract, binding upon such acquiror, to acquire such Common Stock, in return for payment of the net proceeds to us. Settlement for all shares of our Common Stock shall be effected by delivery of the shares of our Common Stock to Alexander Capital’s account at The Depository Trust Company against payments by Alexander Capital of the net proceeds from the sale of such shares of our Common Stock in same day funds delivered to an account designated by us.

There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will pay Alexander Capital in cash, upon each sale of our shares of Common Stock pursuant to the ATM Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our Common Stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the ATM Agreement, we agreed to reimburse Alexander Capital for the fees and disbursements of its counsel (i) in amount not to exceed $50,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, an amount not to exceed $3,000 on a quarterly basis. We estimate that the total expense in connection with establishing this “at-the-market offering,” excluding compensation payable to Alexander Capital, will be approximately $90,000.

We will report at least quarterly the number of shares of Common Stock sold through Alexander Capital under the ATM Agreement, the net proceeds to us and the compensation paid by us to Alexander Capital in connection with the sales of Common Stock.

In connection with the sales of Common Stock on our behalf, Alexander Capital will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Alexander Capital will be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to Alexander Capital against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of our shares of Common Stock pursuant to the ATM Agreement will terminate upon the earlier of the (i) issuance and sale of all of our shares of Common Stock provided for in this prospectus supplement, or (ii) termination of the ATM Agreement as permitted therein.

Alexander Capital and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Alexander Capital will not engage in any market making activities involving our shares of Common Stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

The validity of shares of our Common Stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Dallas, Texas. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the Sales Agent.

EXPERTS

The financial statements of Blackboxstocks Inc. as of December 31, 2024, and for the year then ended have been audited by Victor Mokuolu CPA PLLC, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to Blackboxstocks’ ability to continue as a going concern as described in Note 2 to the financial statements), incorporated by reference in this prospectus supplement and are included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

The financial statements of Blackboxstocks Inc. as of December 31, 2023, and for the year then ended have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to Blackboxstocks’ ability to continue as a going concern as described in Note 2 to the financial statements), appearing elsewhere in this prospectus supplement and are included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 21, 2025;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025;
●

Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 7, 2025, January 16, 2025, January 17, 2025, January 22, 2025, January 27, 2025, February 4, 2025, February 10, 2025, March 10, 2025, and May 20, 2025;

●

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 13, 2024, Amendment No. 1 to Schedule 14A filed with the SEC on December 27, 2024 and the Proxy Statement Supplement filed with the SEC on January 8, 2025;

●	Our Registration Statement (Registration No. 333-286553) on Form S-3 filed with the SEC on April 15, 2025, as amended by Amendment No. 1 on Form S-3/A filed with the SEC on May 1, 2025; and
●	Our Registration Statement (Registration No. 333-286507) on Form S-4 filed with the SEC on April 14, 2025, as amended by Amendment No. 1 on Form S-4/A filed with the SEC on June 3, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at https://blackboxstocks.com or by writing or calling us at the following address or telephone number:

Blackboxstocks Inc.

Attention: Robert Winspear, Secretary

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

investors@blackboxstocks.com

(972) 726-9203

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read our filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the “Investors” section of our website, https://blackboxstocks.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

BLACKBOXSTOCKS INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, $0.001 par value per share (the “Common Stock”), shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Blackboxstocks Inc., a Nevada corporation (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BLBX.” On January 28, 2025, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.87 per share.

As of January 29, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $7,455,845, based on 3,541,087shares of outstanding common stock, of which 1,827,413 shares are held by non-affiliates, and the last reported sale price of our common stock of $4.08 per share on January 28, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Blackboxstocks design logo and the Blackboxstocks mark appearing in this prospectus are the property of Blackboxstocks Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Blackboxstocks” refer to Blackboxstocks Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Overview of Business

On April 1, 2024 we incorporated and subsequently contributed substantially all of our business assets into a wholly owned subsidiary, Blackbox.io Inc. References to the business of Blackboxstocks in this section include the historical operations of Blackboxstocks and the continuing operations conducted through Blackbox.io Inc.

We have developed a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels combined with a social media element and educational materials. Our web-based platform and native iOS and Android applications (the “Blackbox System”) employ “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Our Blackbox System continuously scans the New York Stock Exchange (“NYSE”), NASDAQ, Chicago Board Options Exchange (the “CBOE”) and other options markets, analyzing over 10,000 stocks and over 1,500,000 options contracts multiple times per second. We provide our subscribing members with a fully interactive audio and text based social media platform that is integrated into our Blackbox System dashboard, enabling subscribing members to exchange information and ideas quickly and efficiently through a common network. We believe that the Blackbox System is a disruptive financial technology platform that uniquely integrates proprietary analytics with a community supported by a broadcast enabled social media system which connects traders of all kinds worldwide on an intuitive and user-friendly platform.

Our goal is to provide retail investors with the type of sophisticated trading tools that were previously available only to large institutional hedge funds and high-frequency traders together with an interactive community of traders and investors of all levels at an affordable price. We also strive to provide these trading tools in a user-friendly format that does not require complicated configurations by the user.

We employ a subscription-based Software as a Service (“SaaS”) business model and maintain a base of members that we strive to grow. We currently offer monthly subscriptions to our platform for $99 per month and annual subscriptions for $959 per year.

The Company’s Mission

Our mission is to provide powerful proprietary analytics in a simple and concise format to level the playing field for the average retail investor. We strive to educate its members through our live trading community as well as our scheduled, calendared classes with live instructors. We want every member to feel they are part of a team with the goal of improving financial literacy. We believe that we are the antithesis of the “trading guru” platforms that feature a trading or investing expert that charges for what are often expensive courses. We do not charge for our classes. We do not upsell our members. All education and community programs are free with the subscription to our platform.

Revenue Model

We generate revenue from a software as a service (or SaaS) model whereby members pay either an annual or monthly fee for a subscription to our platform. We do not currently offer more than one level of subscription with varying levels of features. All members have full access to all of the features and educational resources of our platform.

Monthly subscriptions are currently priced at $99 and annual subscriptions are currently priced at $959 (a discount of $241). We occasionally offer gift cards and promotional discounts on our subscriptions.

Education

We offer all members full access to our curriculum of classes, orientations, and live market sessions. All of our education programs are free to our members. Our curriculum includes classes for beginner, intermediate, and advanced-level traders. We believe education is vital to increasing the probability of our members long term success in the markets. We have many regularly calendared live webinars, Q&A sessions, as well as recorded classes. In addition to our regularly calendared classes, we often feature ad hoc classes taught by seasoned members of our community. The educators of these classes often specialize in specific market sectors or trading strategies.

One of the most attractive aspects of our education program is that the classes are taught by members of our community. The student members who take these are often familiar with the instructor from following them in live trading channels on our platform. We believe this familiarity often brings an element of authenticity and heightened engagement increasing the success of these educational endeavors as well as adding to the community aspect of our platform.

The Blackbox Advantage

A principal component to our platform is the flexibility to provide members intuitive yet powerful technical analytics that scale with user knowledge. Our preconfigured dashboard defaults to a general setting that is designed to be easy for new members to navigate. Within this same dashboard we provide a multitude of toggles and filters for more sophisticated traders to allow them to implement custom features for their more advanced trading strategies. Most importantly, our live community consisting of thousands of traders creates a real-time community curated support system whereby seasoned traders often mentor newer members. We believe this is one of the primary strengths and differentiators of our platform. Although we offer a complete curriculum of scheduled classes weekly, the live interaction amongst our members proves to be invaluable. We believe this is due to the level of excitement created when new members can watch seasoned members of the community making trades in real time and providing an accompanying narrative. In addition to the educational component, the community element of our platform harnesses a powerful dynamic that can be described as “the best of man and machine”. Our powerful algorithm technology scans the NYSE, NASDAQ, CBOE and other options exchanges to find market volatility and anomalies and displays them on a common dashboard shared across the globe. With thousands of eyes on this data, our members can quickly interact and form a consensus on the trading opportunity at hand.

Corporate Information

Our principal executive offices are located at 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, and our telephone number is (972) 726-9203. The Blackboxstocks website is https://blackboxstocks.com. The information on, or that can be accessed through, its website is not part of this information statement/prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances of our common stock may dilute the ownership interest of existing stockholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock or the availability of our common stock for future sale will have on the market price of shares of our common stock. Future sales or issuances of our common stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results;
•	changes in our cash flows from operations or earnings;
•	additions or departures of key management personnel;
•	actions by significant stockholders;
•	speculation in the press or investment community;
•	the passage of legislation or other regulatory developments that adversely affect us or our industry;
•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus or the accompanying prospectus supplement;
•	general market and economic conditions; and
•	the effect of a potential "short squeeze" due to a sudden increase in demand for our common stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our articles of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Nevada corporation. Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock and 2,400,000 shares are designated Series B Convertible Preferred Stock. As of January 28, 2025, there were 3,541,087 shares of our Common Stock outstanding held by 614 holders of record, 3,269,998 shares of Series A Convertible Preferred Stock held be our Gust Kepler, a director, our Chairman and Chief Executive Officer, and no shares of Series B Convertible Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “BLBX.”

Description of Preferred Stock

Pursuant to our Articles of Incorporation, as amended, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock and 2,400,000 shares are designated Series B Convertible Preferred Stock.

Series A Convertible Preferred Stock

As designated, each holder of Series A Convertible Preferred Stock is entitled to 100 votes, for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Company, including, without limitation, the election of directors. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. Shares of Series A Convertible Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, pari passu with the Company's Common Stock.

Series B Convertible Preferred Stock

As designated, the Series B Convertible Preferred Stock has no dividend rights. Except as required by law, or the amended and restated bylaws of the Company, holders of Series B Stock have no voting rights. However, for as long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock or alter or amend the Designation, (ii) amend the Company’s articles of incorporation in any manner that adversely affects any rights of the holders of Series B Convertible Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Each share of Series B Convertible Preferred Stock are be convertible into one share of Company common stock, subject to adjustment for reclassification, exchange, substitution or reorganization. All shares of Series B Convertible Preferred Stock previously issued by the Company have been forfeited, retired and cancelled.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
●	the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
●	the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
●	the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
●	any listing of the series of shares of Preferred Stock on any securities exchange;
●

the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

●

whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the Preferred Stock;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in shares of Preferred Stock of the series will be represented by global securities;
●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
●	the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and
●

any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation, as amended to date, and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws.  In addition, our board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.  Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock. As designated, each holder of Series A Convertible Preferred Stock is entitled to 100 votes, for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Company, including, without limitation, the election of directors. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the Warrants;
●	the initial offering price;
●	the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
●	if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●	if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
●	anti-dilution provisions of the Warrants, if any;
●	redemption or call provisions, if any, applicable to the Warrants;
●	any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
●	the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Blackboxstocks and our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•	sell shares of common stock short and deliver the shares to close out short positions;
•

enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead PC, Dallas, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Blackboxstocks, Inc. as of December 31, 2023 and 2022 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;
●

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 15, 2024, August 15, 2024 and November 14, 2024, respectively, and that certain Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed on October 16, 2024;

●

Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 2, 2024, April 22, 2024, May 10, 2024, July 3, 2024, October 9, 2024, December 13, 2024, December 26, 2024, January 7, 2025, January 16, 2025, January 17, 2025, January 22, 2025 and January 27, 2025; and

●

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 13, 2024, Amendment No. 1 to Schedule 14A filed with the SEC on December 27, 2024 and the Proxy Statement Supplement filed with the SEC on January 8, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at https://blackboxstocks.com or by writing or calling us at the following address or telephone number:

Blackboxstocks Inc.

Attention: Robert Winspear, Secretary

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

investors@blackboxstocks.com

(972) 726-9203

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read our filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the “Investors” section of our website, https://blackboxstocks.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS SUPPLEMENT

Up to $5,795,000 of Common Stock

Alexander Capital L.P.

July 1, 2025